As filed with the Securities and Exchange Commission on July 8, 2016.
Registration Nos. 333-190280,
333-190280-01 and 333-190280-02

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

AGL RESOURCES INC.	AGL CAPITAL CORPORATION (Exact name of registrant as specified in its charter)	AGL CAPITAL TRUST II
_____________________________

Georgia 58-2210952	Nevada (State or other jurisdiction of incorporation or organization) 88-0472393 (IRS Employer Identification Number)	Delaware
_____________________________

Ten Peachtree Place, N.E., Atlanta, Georgia 30309 (404) 584-4000	2215-B Renaissance Drive, Las Vegas, Nevada 89119 (702) 967-2442	c/o AGL Resources Inc. Ten Peachtree Place, N.E., Atlanta, Georgia 30309 (404) 584-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________

Elizabeth W. Reese Executive Vice President and Chief Financial Officer AGL Resources Inc. Ten Peachtree Place, N.E. Atlanta, Georgia 30309 (404) 584-4000	Paul R. Shlanta President AGL Capital Corporation Ten Peachtree Place, N.E. Atlanta, Georgia 30309 (404) 584-4000	c/o Paul R. Shlanta President AGL Capital Corporation Ten Peachtree Place, N.E. Atlanta, Georgia 30309 (404) 584-4000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
 ________________________
Copies to:
Paul Davis Fancher
Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia 30308
(404) 885-3000
____________________________
Not applicable.
(Approximate Date of Commencement of Proposed Sale to the Public)
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) is being filed by AGL Resources Inc. (“AGL Resources”), AGL Capital Corporation (“AGL Capital”) and AGL Capital Trust II (the “Trust,” and together with AGL Resources and AGL Capital, the “Registrants”) to remove from registration the securities registered for issuance pursuant to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 31, 2013 (the “Registration Statement”).
The Registrants hereby terminate the effectiveness of the Registration Statement and, by means of this Post-Effective Amendment, remove from registration the securities that had been registered for issuance but remain unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, and Rule 478 thereunder, AGL Resources Inc., one of the registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Atlanta, State of Georgia, on July 8, 2016.

AGL RESOURCES INC.

By:	/s/ Paul R. Shlanta
Name: Paul R. Shlanta Title: Executive Vice President and General Counsel

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, and Rule 478 thereunder, AGL Capital Corporation, one of the registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Atlanta, State of Georgia, on July 8, 2016.

AGL CAPITAL CORPORATION

By:	/s/ Paul R. Shlanta
Name: Paul R. Shlanta Title: Executive Vice President and General Counsel

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, and Rule 478 thereunder, AGL Capital Trust II, one of the registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Atlanta, State of Georgia, on July 8, 2016.

AGL CAPITAL TRUST II
By: AGL Capital Corporation, as Sponsor

By:	/s/ Paul R. Shlanta
Name: Paul R. Shlanta Title: Executive Vice President and General Counsel

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